Exhibit 99.2

Dear Employees,

Today, Anixter and WESCO announced a definitive agreement under which WESCO would acquire Anixter to create the premier electrical, utility, security and data communications distribution company with enhanced opportunities to serve customers. Our Board made the decision to terminate the agreement with CD&R and pursue this combination in recognition of the superior offer from WESCO. Under the terms of the $4.5 billion agreement with WESCO, Anixter stockholders will receive a nominal value of $100 per share, of which at least $70.00 will be cash and the remainder will be a combination of newly-issued WESCO common stock and shares of a newly created series of WESCO perpetual preferred stock, providing immediate value and the opportunity to share in the upside of the combined company’s prospects. For more details on the specifics of this transaction, click here. This morning, we also issued a press release that has more information you can review as well.

Today’s news – and the entire acquisition process that resulted in our agreement with WESCO – is a reflection of the tremendous business that our team has created at Anixter. We should all be very proud of what we have built and accomplished together. I would like to take a moment to recap how we got to this point. As you remember back in late October, we entered into a merger agreement with CD&R where they offered $81 per share. As a public company and a Delaware company, we had a fiduciary duty to our shareholders to seek the highest value for our company and to maximize shareholder value. Accordingly, we embarked on a “go-shop” process to see if there were other interested parties that would offer a superior value for our company. After multiple rounds of bidding, our board deemed WESCO’s ultimate offer with a nominal value of $100.00 per share to be superior to CD&R’s offer and that’s how we got here today.

Most of you are probably familiar with WESCO, but for those of you that aren’t, WESCO is an $8.2 billion publicly traded Fortune 500 company headquartered in Pittsburgh, Pennsylvania. The transaction will bring together best-in-class technologies, capabilities, and networks and an expanded reach that will enable us to serve our customers and partners in new ways. The combined business will present the potential for continued long-term growth and create opportunities. This is a transformative combination of two premier companies.

I know that you will have questions, and I, along with the entire leadership team, am committed to communicating openly and sharing updates as we have them and as appropriate. Some questions you might have around this transaction can be found on our IntraQuest page and specifically in the Employee FAQ, and Customer and Supplier Talking Point documents.

In the near term, it’s extremely important to know that Anixter and WESCO remain two independent companies. This means that we will continue to operate in every way separately as we always have until the transaction closes. Before the transaction can close, which we expect will happen during the second or third quarter of the 2020 calendar year, we must complete regulatory approvals, obtain approval by Anixter’s shareholders and meet additional customary closing conditions. During this time, it’s really important for us to stay focused on serving our customers and working with our supplier partners in that same results-focused and service-oriented Blue Way style as we’ve always done.

Our customers, partners and other stakeholders will have questions as well. As always, and consistent with company policy, please forward all inquiries from the media, customers/suppliers and investors to the following individuals who will respond on Anixter’s behalf.

•	Media: Dawn Marks at 847.224.8665 (dawn.marks@anixter.com)

•	Customers/Suppliers: Steve Leatherwood at 847.867.8770 (steve.leatherwood@anixter.com)

•	Investor Relations: Kevin Burns at 224.521.8258 (kevin.burns@anixter.com)

I know that this process has been intense, and I want to thank everyone again for their focus on the business during this time and the incredible commitment you continue to demonstrate every day to our customers, partners and each other.

Sincerely,

Bill Galvin

President and CEO, Anixter

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It.

In connection with the proposed transaction, the Company and WESCO will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a proxy statement of the Company and a prospectus of WESCO (the “proxy statement/prospectus”), and will mail the definitive proxy statement/prospectus to the Company’s stockholders when available. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY RELATED AMENDMENTS, SUPPLEMENTS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, WESCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Security holders may obtain free copies of the proxy statement/prospectus and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Participants in the Solicitation

The Company, WESCO and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus described when it is filed with the SEC. Information regarding the Company’s directors and executive officers is included in the Company’s proxy statement on Schedule 14A for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019. Information regarding WESCO’s executive officers and directors is included in WESCO’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019 and in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Changes in the director or indirect interests of the Company’s or WESCO’s directors and executive officers are set forth in Forms 3, 4 and 5 filed by the respective companies with the SEC. These documents are available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2018, filed with the SEC on February 21, 2019 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at investors.anixter.com/financials/sec-filings. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.